UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NCR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Message to all NCR Employees:

As most of you know, our 2016 Annual Meeting of Stockholders will be held, via webcast, at 9:00 a.m., Eastern Time, on April 20, 2016. If you are a holder of NCR stock, whether in a Fidelity account, another brokerage account or otherwise, you should have received proxy materials for the annual meeting. The proxy materials contain instructions for attending the webcast meeting, should you wish to do so.

Your vote is important, and I strongly encourage you to cast your vote prior to the annual meeting, no matter how many or how few shares you may own. Voting can be done on the Internet or by telephone, and you will note that in the proxy materials our Board of Directors has made recommendations on the various items to be voted on.

Please take time to vote your shares today by Internet or telephone by following the instructions in the proxy materials and accompanying proxy card.

Thank you.